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                                                                    EXHIBIT 23.1

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 31, 1996, on the Consolidated Financial Statements of UUNET Technologies, Inc., included in WorldCom, Inc.'s Current Report on Form 8-K dated August 25, 1996, as amended by Form 8-K/A filed on November 4, 1996, and to all references to our Firm included in this registration statement.

                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP

Washington, D.C.
November 18, 1996